                                                               Exhibit (2)(a)(1)

                            ARTICLES OF INCORPORATION
                                       OF
                          THE UNITED GERMANY FUND, INC.

                  ARTICLE FIRST: I, the incorporator, John T. Bostelman, whose post office address is 250 Park Avenue, New York, New York 10177, being at least eighteen years of age, hereby, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, form a corporation.

                  ARTICLE SECOND: The name of the corporation is "The United Germany Fund, Inc." (the "Corporation").

                  ARTICLE THIRD: The address of the Corporation's registered office in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21201. The name of its registered agent at such address is The Corporation Trust Incorporated.

                  ARTICLE FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of Maryland. The duration of the Corporation is perpetual.

                  ARTICLE FIFTH: Section 1. The total authorized capital stock of the Corporation shall be 80,000,000 shares of Common Stock of the par value of $.001 per share.

                  The Corporation, acting by its Board of Directors, without action by the stockholders, may from time to time create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the bearer or registered owner or holder of each thereof to purchase from the Corporation, any shares of its capital stock, such rights or options to be evidenced by or in such warrant or warrants, or purchase certificate or purchase certificates, or other instrument or instruments as shall be approved by its Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which and the price or prices at which, or the other consideration or considerations for which, such shares may be purchased from the Corporation upon exercise of any such right or option shall be as fixed or stated or provided in a resolution or resolutions adopted by the Board of Directors of the Corporation providing for the creation and issue of such rights or options, and in every case, set forth or incorporated by reference in the warrant or warrants, or purchase certificate or purchase certificates, or other instrument or instruments evidencing such rights or options; provided, however, that, in case the shares of stock of the Corporation to be purchased upon the exercise of such rights or options shall be originally issued upon such exercise, the price or prices to be received therefor shall not be less than the par value thereof. Any shares so issued for which the price or consideration fixed as aforesaid shall have been paid, shall be deemed full-paid stock and shall not be liable to any further call or assessment thereon. Without limitation of the foregoing, the Corporation may, during any period fixed by it, limit the right to exercise any such rights or options to the owners of specified certificates for shares of stock or other securities of the Corporation.

                  Section 2. The presence in person or by proxy of the holders of record of one-third of the shares of common stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation.

                  Section 3. Notwithstanding any provision of the General Laws of the State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of common stock, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of common stock outstanding and entitled to vote thereupon pursuant to the provisions of these Articles of Incorporation.

                  Section 4. No holder of shares of common stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of common stock and of any other class of stock or securities which may hereafter be created.

                  Section 5. All persons who shall acquire common stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

                  ARTICLE SIXTH: If so determined by the Board of Directors, and to the extent and in the manner permitted by law, the Corporation may from time to time receive money and/or other property and credit the amount or value thereof to reserve or surplus, and such money or other property may be an undivided part of money, and/or other property for another part of which stock, bonds, debentures and/or other obligations of the Corporation are issued. Against any reserve or surplus so established there may be charged losses at any time incurred by the Corporation, and also dividends or other distributions upon stock. Such reserve or surplus may be reduced from time to time by the Board of Directors for the purposes above specified or by transfer from such reserve or surplus to capital account.

                  ARTICLE SEVENTH: The initial number of directors of the Corporation shall be one, and the name of the person who shall act as such until his successor is duly elected and qualifies is as follows: Christian M. Strenger. However, the By-Laws of the Corporation may fix the number of directors at a number other than one. The Board of Directors is hereby authorized, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws and to fill the vacancies created by any such increase in the number of directors. The directors of the Corporation need not be stockholders.

                  At such time as the number of Directors first equals or exceeds three, the Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the entire Board permits with the term of office of one class expiring each year. At the annual meeting of stockholders next following such division into three classes, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, Directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders succeeding the annual meeting of stockholders next following such division into three classes, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

                  ARTICLE EIGHTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

                  (a) To make, adopt, alter, amend and repeal the By-Laws of the Corporation, subject to the power of the holders of the capital stock to alter, amend or repeal the By-Laws made by the Board of Directors;

                  (b) To designate by resolution passed by a majority of the whole Board two or more of their number to constitute an Executive Committee, who, to the extent provided in said resolution or in the By-Laws of the Corporation, shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, with power to authorize the seal of the Corporation to be affixed to all papers which may require it;

                  (c) To appoint from the Directors or otherwise such other committees as they may deem judicious, and to such content as may be provided in their resolutions or in the By-Laws to delegate to such committee all or any of the powers of the Board of Directors which may be lawfully delegated;

                  (d) To determine conclusively at the time of such acquisition, what initial valuation shall be placed upon the property, rights and interests acquired by the Corporation in exchange for or in payment of its shares of stock;

                  (e) To fix from time to time, and to vary, the amount of the profits to be reserved as working capital or for any other lawful purposes and to increase, decrease or make any disposition of any fund so reserved;

                  (f) Subject to the provisions of these Articles of Incorporation, to determine whether any, and if any, what part, of the surplus of the Corporation or of the net profits arising from its business shall be declared in dividends and paid to the stockholders and to direct and determine the use and disposition of any such surplus or net profits;

                  (g) To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Maryland, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders;

                  (h) To remove at any time any officer elected or appointed by the Board of Directors, but only by the affirmative vote of a majority of the members of the Board then in office, and to remove or to confer on any committee or officer the power to remove any other officer or employee of the Corporation. Any such removal may be for cause or without cause.

                  ARTICLE NINTH: Any contract, transaction or act of the Corporation or of the Directors, which shall be ratified by a majority of a quorum of the stockholders having voting power at any annual meeting, or at any special meeting called for such purpose, shall, except as otherwise specifically provided by law, or by those Articles of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation, provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not of itself be deemed in any way to render the same invalid, nor deprive their Directors of their right to proceed with such contract, transaction or act.

                  ARTICLE TENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute in the case of articles of incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation. The vote of two-thirds of the outstanding shares of capital stock of the Corporation shall be necessary to authorise any of the following actions; (i) a merger or consolidation of the Corporation with an open-end investment company, (ii) the dissolution of the Corporation, (iii) the sale of all or substantially all of the assets of the Corporation, (iv) any amendment to those Articles of Incorporation which makes the Common Stock a redeemable security (as such term is defined in the Investment Company Act of 1940) or reduces the two-thirds vote required to authorize the actions listed in this paragraph.

                  ARTICLE ELEVENTH: A Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under Maryland General Corporation Law or the Investment Company Act of 1940 as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article ELEVENTH shall adversely affect any right or protection of a Director or officer that exists at the time of such amendment, modification or repeal.

                  ARTICLE TWELFTH: The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article TWELFTH shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Article TWELFTH shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article TWELFTH, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

                  IN WITNESS WHEREOF, I have signed these Articles of Incorporation this 6th day of February, 1990.

                                                     /s/ John T. Bostelman
                                                     ---------------------
                                                     John T. Bostelman

                  THE UNDERSIGNED incorporator of The United Germany Fund, Inc., who executed the foregoing Articles of Incorporation of which this Certificate is made a part, herby acknowledges the same to be his Act and further acknowledges the same to be his Act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

February 6, 1990

                                                     /s/ John T. Bostelman
                                                     ---------------------
                                                     John T. Bostelman